Exhibit 10.5

COMBINATION AGREEMENT

This Combination Agreement (this “Agreement”) is entered into as of August 1, 2005 by and among Stroud Oil Properties, Inc., an Oklahoma corporation (“SOP”), all the shareholders of SOP as listed on the signature page to this Agreement, Stroud Energy Management, Ltd., a Texas limited partnership (“Management”), all the limited partners of Management as listed on the signature page to this Agreement, Stroud Energy, Ltd., a Texas limited partnership (“Stroud Ltd.”), all the limited partners of Stroud Ltd. as listed on the signature page to this Agreement, and Stroud Energy, Inc., a Delaware corporation (“Newco”).  The shareholders (and limited partners after the merger described below) of SOP and the limited partners of Management and Stroud Ltd. (other than SOP) are collectively referred to as the “Owners”.

RECITALS

The Owners desire to exchange their ownership interests in SOP, Management and Stroud Ltd. for stock in Newco through the series of transactions contemplated by this Agreement.

The following actions have been taken prior to the date hereof or will be taken prior to the date of the closing described herein:

1.             Newco was formed immediately prior to the date hereof to participate in this reorganization.

2.             Newco formed a new wholly-owned Delaware limited liability company (“GP LLC”).

3.             Newco formed a new wholly-owned Delaware limited liability company (“LP LLC”).

4.             GP LLC and Newco have formed a new Delaware limited partnership (“SOP Ltd.”) to participate in the merger described in Section 1.6, with GP LLC serving as sole general partner with a 0.1 % general partnership interest in SOP Ltd. and Newco serving as sole limited partner with a 99.9% limited partnership interest in SOP Ltd.

Pursuant to this Agreement, each of the following matters shall occur in the order stated:

1.             Stroud Ltd., Management and SOP will make any tax distribution required to allow their owners to pay tax on their share of undistributed taxable income for 2005.

2.             All Owners will transfer their ownership interests in SOP, Management and Stroud Ltd. (except the preferred limited partnership interests) to Newco in exchange for Newco common stock.

3.             Newco will issue Newco common stock to the Owners.

4.             Immediately after the preceding step, Newco will transfer 0.1% of its stock in SOP to GP LLC.

5.             Immediately after the preceding step, SOP will be merged into SOP Ltd., and will elect to be treated as a corporation for tax purposes.

6.             Newco will transfer all its 99.9% limited partnership interests in SOP Ltd. to LP LLC.

7.             Management will be converted into a Texas limited liability company (“SEM LLC”).

8.             Newco will transfer all its membership interests in SEM LLC to SOP Ltd.

9.             Newco will transfer all its limited partnership interests in Stroud Ltd. to SOP Ltd.

10.           Newco will transfer offering proceeds to SOP Ltd. in an amount sufficient for the purchase of the preferred partnership interests in Stroud Ltd.

11.           SOP Ltd. will purchase the preferred partnership interests in Stroud Ltd.

ARTICLE I
Transfers of Various Ownership Interests

The parties hereby agree, as promptly as reasonably practicable, to undertake the following transactions in the order set forth in this Article.

Section 1.1             Tax Distribution.  Prior to the transfer of ownership interests to Newco pursuant to Section 1.2, Stroud Ltd. will estimate its “Presumed Partnership Tax Liability” (as defined in Section 5.8 of the Third Amended and Restated Agreement of Limited Partnership of Stroud Ltd., dated January 1, 2004 (“Stroud Ltd.’s Partnership Agreement”)) as of the Closing (as hereinafter defined) and make a tax distribution in accordance with such Section 5.8 of Stroud Ltd.’s Partnership Agreement to allow the Owners to pay tax on their direct or indirect share of Stroud Ltd.’s undistributed taxable income for the short taxable year ending on the Closing.  Following this distribution by Stroud Ltd., Management and SOP will make similar tax distributions to allow their Owners to pay tax on their direct or indirect shares of Management’s and SOP’s undistributed taxable income for the short taxable year ending on the Closing.

Section 1.2             Transfer of Ownership Interests to Newco.  Pursuant to the form of Assignment attached hereto as Exhibit A or the form of Assignment and Stock Power attached hereto as Exhibit B, as applicable, each Owner will grant, contribute, transfer, assign and convey to Newco, its successors and assigns, all its right, title and interest in and to all its ownership interests in SOP, Management and Stroud Ltd. as shown on Schedule I attached hereto, and Newco will accept these ownership interests as a contribution to the capital of Newco.

Section 1.3             Receipt of Stock in Newco.  The parties hereto acknowledge that the transactions described in this Agreement constitute “Capital Transactions” and the proceeds thereof constitute “Capital Proceeds” as defined in Stroud Ltd.’s Partnership Agreement.  In exchange for the transfers described above, Newco will issue shares of Newco common stock to each Owner assuming a relative value for each Owner’s ownership interest and calculated in accordance with Section 5.6(c) of Stroud Ltd.’s Partnership Agreement (except for the preferred partnership interests in Stroud Ltd. which will be purchased pursuant to Section 1.12) and in keeping with the examples of calculations shown on Schedule II attached hereto; provided, however, that the Reserved Class B Interests that were to be issued to members of management under Management’s Partnership Agreement, but have not been specifically allocated, will become reserved shares (the “Unallocated Class B Interest Shares”) retained by Newco for future issuance in accordance with the Stroud Energy, Inc. 2005 Restricted Stock Plan (the “Newco Restricted Stock Plan”) and, independent of the calculation referred to above, shall be fixed in number at 226,608 shares.    The Unallocated Class B Interest Shares would otherwise have been issued to Owners of SOP by virtue of SOP’s ownership of Class B Partnership Interests in Management as of the Closing.  Shares of Newco common stock issued in exchange for the Class B Partnership Interests in Management that were granted to management employees in May 2005 and that are subject to forfeiture restrictions as of the Closing shall be issued pursuant to the Newco Restricted Stock Plan and such shares of Newco common stock shall be subject to the same forfeiture restrictions as were in effect with respect to such Class B Partnership Interests prior to the Closing.  Shares of Newco common stock issued in exchange for Class B Partnership Interests in Management that were issued to management employees prior to May 2005 shall not be subject to forfeiture and shall be fully vested.

Section 1.4             Newco Stock Incentive Plan and Restricted Stock Plan.  In connection with the transactions contemplated by this Agreement but prior to the merger of SOP described in Section 1.6 and the consummation of the Private Offering, (i) the Stroud Oil Properties, Inc. 2001 Stock Incentive Plan (the “SOP Plan”) will be assumed and adopted by Newco and restated into the form of the Newco Stock Incentive Plan and (ii) the Newco Stock Incentive Plan and the Newco Restricted Stock Plan will be approved and adopted by the board of directors and the stockholders of Newco.  Upon the consummation of the Private Offering, outstanding options under the SOP Plan will be assumed by Newco and adjusted to become options to purchase shares of Newco common stock in accordance with the rules set forth in Treasury Regulations Section 1.424-1(a).

Section 1.5             Transfer of Ownership Interests in SOP by Newco.  Pursuant to the form of Assignment and Stock Power attached hereto as Exhibit B, Newco will grant, contribute, transfer, assign and convey to GP LLC, its successors and assigns, all its right, title and interest in and to 0.1% of its stock in SOP as shown on Schedule I attached hereto, and GP LLC will accept these ownership interests as a contribution to the capital of GP LLC.

Section 1.6             Merger of SOP.  Newco will take all actions necessary or convenient under the Oklahoma General Corporation Act and the Limited Partnership Act of the State of Delaware to cause SOP to merge into SOP Ltd. and the surviving entity will file an election to be treated as a corporation for federal tax purposes.

Section 1.7             Transfer of Ownership Interests in SOP Ltd. by Newco.  Pursuant to the form of Assignment attached hereto as Exhibit A, Newco will grant, contribute, transfer, assign and convey to LP LLC, its successors and assigns, all its right, title and interest in and to all its 99.9% limited partnership interests in SOP Ltd. as shown on Schedule I attached hereto, and LP LLC will accept these ownership interests as a contribution to the capital of LP LLC.

Section 1.8             Conversion of Management.  Newco will take all actions necessary or convenient under the Texas Revised Limited Partnership Act and the Texas Limited Liability Company Act to cause Management to convert to a Texas limited liability company.

Section 1.9             Transfer of Ownership Interests in SEM LLC by Newco to SOP Ltd.  Pursuant to the form of Assignment attached hereto as Exhibit A, Newco will grant, contribute, transfer, assign and convey to SOP Ltd., its successors and assigns, all its right, title and interest in and to all its membership interests in SEM LLC as shown on Schedule I attached hereto, and SOP Ltd. will accept these membership interests.

Section 1.10           Transfer of Ownership Interests in Stroud Ltd. by Newco.  Pursuant to the form of Assignment attached hereto as Exhibit A, Newco will grant, contribute, transfer, assign and convey to SOP Ltd., its successors and assigns, all its right, title and interest in and to all its limited partnership interests in Stroud Ltd. as shown on Schedule I attached hereto, and SOP Ltd. will accept these ownership interests.

Section 1.11           Contribution of Proceeds by Newco.  Newco will contribute proceeds of the Private Offering (as hereinafter defined) to SOP Ltd. in an amount sufficient to make the purchase of preferred partnership interests in Stroud Ltd. pursuant to Section 1.12.

Section 1.12           Purchase of Preferred Partnership Interests.  Pursuant to the form of Purchase Agreement attached hereto as Exhibit C, SOP Ltd. will purchase, and the EnCap Partners (as hereinafter defined) will sell, the preferred partnership interests in Stroud Ltd. for a cash purchase price using proceeds of the Private Offering received pursuant to Section 1.11.

ARTICLE II
Closing

Section 2.1             Closing.  The closing of the transactions described in ARTICLE I (the “Closing”) will occur immediately prior to, and at the place of, the closing of the private offering of Newco common stock with proceeds and on terms satisfactory to Newco in its sole discretion (the “Private Offering”).

Section 2.2             Registration Rights.  Prior to the Closing, each Owner will have entered into a Registration Rights Agreement with Newco in substantially the form attached hereto as Exhibit D.

ARTICLE III
Tax Matters

Section 3.1             Tax Treatment.

(a)           The parties hereto intend for the transactions described in Section 1.2 to qualify under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The parties agree to report the transactions in accordance with the foregoing sentence on all federal income tax and information returns and reports.

(b)           Although the parties will report the transactions described in Section 1.2 as a tax-free exchange under Section 351 of the Code, Newco is giving no assurances in this regard.  Further, the tax treatment of the transactions may differ for various Owners.  Accordingly, each Owner is expected to consult his, her, or its own tax advisor regarding the tax effects of the exchange.

(c)           Immediately after the Closing, the parties hereto intend for (i) each of GP LLC and LP LLC to be treated as disregarded as separate entities from Newco for federal tax purposes and (ii) each of SEM LLC and Stroud Ltd. to be treated as disregarded as separate entities from SOP Ltd. for federal tax purposes.  The parties agree to file all federal income tax returns and reports in accordance with the foregoing sentence.

Section 3.2             Allocation of 2005 Taxable Income.  The parties hereto agree to allocate the taxable income of Stroud Ltd. for the 2005 taxable year between the period ending on the Closing and the period thereafter based on an interim closing of the books as of the Closing.

Section 3.3             Tax Distribution.  The parties hereto agree that Stroud Ltd., Management and SOP will make tax distributions to their Owners as provided in Section 1.1.

Section 3.4             Partnership Termination.  Each party hereto acknowledges that Stroud Ltd. will be treated as terminated for federal income tax purposes under Section 708 of the Code as of the Closing.

ARTICLE IV
Further Assurances

From time to time after the date hereof, and without any further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, notices and other documents and will do all such other acts and things, all in accordance with applicable law, as may be necessary or convenient to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V
Consents and Other Requirements

Section 5.1             Admission of Limited Partners in Management.

(a)           SOP, as the general partner of Management, hereby consents, as required for such transfers by Article VII of the Limited Partnership Agreement of Management, dated January 1, 2004 (“Management’s Partnership Agreement”), to all transfers of limited partnership interests in Management provided for in this Agreement.

(b)           SOP, as the general partner of Management and sole owner of SEM LLC, hereby consents, as required by Article VII of Management’s Partnership Agreement, to the admission of Newco and SOP Ltd., pursuant to Section 1.2 and Section 1.9 respectively, as substituted partners or members of Management and SEM LLC, respectively.

(C)          AS REQUIRED BY SECTION 7.02 OF MANAGEMENT’S PARTNERSHIP AGREEMENT, EACH OWNER OF MANAGEMENT HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS MANAGEMENT AND ALL THE OTHER OWNERS OF MANAGEMENT FROM AND AGAINST ANY COSTS, DAMAGES, CLAIMS, SUITS OR FEES SUFFERED OR INCURRED BY MANAGEMENT OR THE OTHER OWNERS OF MANAGEMENT ARISING OUT OF OR RESULTING FROM ANY CLAIMS IN CONNECTION WITH THE TRANSFERS BY SUCH OWNER OF LIMITED PARTNERSHIP INTERESTS IN MANAGEMENT PROVIDED FOR IN THIS AGREEMENT.  EACH OWNER OF SEM LLC ALSO HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS SEM LLC AND ALL THE OTHER OWNERS OF SEM LLC FROM AND AGAINST ANY COSTS, DAMAGES, CLAIMS, SUITS OR FEES SUFFERED OR INCURRED BY SEM LLC OR THE OTHER OWNERS OF SEM LLC ARISING OUT OF OR RESULTING FROM ANY CLAIMS IN CONNECTION WITH THE TRANSFERS BY SUCH OWNER OF MEMBERSHIP INTERESTS IN SEM LLC PROVIDED FOR IN THIS AGREEMENT.

Section 5.2             Admission of Limited Partners in Stroud Ltd.

(a)           Management (and after the conversion described in Section 1.8, SEM LLC), as the general partner of Stroud Ltd., hereby consents, as required for such transfers by Article XI of Stroud Ltd.’s Partnership Agreement, to all transfers of limited partnership interests in Stroud Ltd. provided for in this Agreement.

(b)           EnCap Energy Capital Fund IV, L.P. and EnCap IV-B Acquisitions, L.P. (the “EnCap Partners”) hereby consent, as required for such transfers by Article XI of Stroud Ltd.’s Partnership Agreement, to all transfers of limited partnership interests in Stroud Ltd. provided for in this Agreement.

(c)           Management (and after the conversion described in Section 1.8, SEM LLC), as the general partner of Stroud Ltd., hereby consents, as required by Article XI of Stroud Ltd.’s Partnership Agreement, to the admission of Newco and SOP Ltd., pursuant to Section 1.2 and Section 1.12 respectively, as substituted partners of Stroud Ltd.

(d)           The EnCap Partners hereby consent, as required by Article XI of Stroud Ltd.’s Partnership Agreement, to the admission of Newco and SOP Ltd., pursuant to Section 1.2 and Section 1.12 respectively, as substituted partners of Stroud Ltd.

Section 5.3             Transfers of Stock in SOP.  As they relate to the transfers of stock in SOP provided for in this Agreement, SOP and each Owner of SOP hereby waive all rights of notice and first refusal related to transfers of stock in SOP provided by Section 6 of the Omnibus Agreement between SOP, the Owners of SOP, Management, and the EnCap Partners, dated January 1, 2004 (the “Omnibus Agreement”).

Section 5.4             Termination of Omnibus Agreement.  Pursuant to Section 10(e) of the Omnibus Agreement, the EnCap Partners and SOP hereby agree to terminate the Omnibus Agreement effective as of the date of this Agreement.

ARTICLE VI
Miscellaneous

Section 6.1             Order of Completion of Transactions.  The transactions provided for in ARTICLE I of this Agreement shall be completed in the order set forth in that article.

Section 6.2             Headings; References; Interpretation.  All article and section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to articles, sections, and exhibits shall, unless the context requires a different construction, be deemed to be references to the articles, sections and exhibits of this Agreement, respectively, and all such exhibits and schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3             Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

Section 6.4             No Third Party Rights.  The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5             Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 6.6             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction shall apply.

Section 6.7             Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8             Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

Section 6.9             Integration.  This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter.  This document is an integrated agreement which contains the entire understanding of the parties.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 6.10           Representations and Warranties.  Each party hereto represents and warrants to each of the other parties hereto as follows:

(a)           Such party has the right, power and authority for, and has taken all necessary corporate and other action to authorize, the execution, delivery and performance of the transactions contemplated by this Agreement; and

(b)           This Agreement has been duly executed and delivered by the duly authorized officers of such party and constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

Section 6.11           Additional Representations and Warranties of the Owners.  Each Owner represents and warrants to each of the other parties hereto as follows:

(a)           That the ownership interests shown on Schedule I attached hereto constitute all such Owner’s interests in SOP, Management and Stroud Ltd.; and

(b)           That such Owner has, and will transfer in the transactions described herein, valid title to the ownership interests shown on Schedule I attached hereto, free and clear of all encumbrances except for restrictions imposed by applicable federal and state securities laws and arising under existing agreements between the parties hereto.

(c)           That such Owner, either alone or with the assistance of professional advisors, has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of an investment in Newco common stock and has the net worth to undertake such risks.

(d)           That such Owner believes that an investment in Newco common stock is suitable for such Owner based upon his investment objectives and financial needs, and such Owner has adequate means for providing for his current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Newco common stock.

(e)           That such Owner has received, had the opportunity to fully review and has fully reviewed and understands the Preliminary Offering Memorandum describing the Private

Offering, together with all exhibits and addenda thereto, and has been given ample access to all other information regarding an investment in Newco common stock and has utilized such access to his satisfaction to obtain such information as he has reasonably requested; and, particularly, such Owner has been given reasonable opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Newco common stock and to obtain any additional information, to the extent reasonably available.

(f)            That such Owner understands that the Newco common stock to be received pursuant to this Agreement is being issued under exemptions from registration provided for in the Securities Act of 1933, as amended, and this transaction has not been reviewed by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities or “blue sky” laws of any state.

(g)           That such Owner is receiving the Newco common stock for his own investment portfolio and account (and not on behalf of, and without the participation of, any other person) with the intent of holding them for investment and without the intent of participating, directly or indirectly, in a distribution of the Newco common stock and not with a view to, or for resale in connection with, any distribution of Newco common stock or any portion thereof.

Section 6.12           Costs.  Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

Section 6.13           Joinder of Spouses.  The spouses of each individual Owner are joining in the execution of this Agreement to acknowledgment its existence and its provisions, and to evidence the desire to bind their interests in the ownership interests transferred under this Agreement, if any, to the performance of this Agreement.

Section 6.14           Assignment.  To the extent required by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of assets such that no additional assignment document shall be necessary to effect the assignments described herein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

SOP:	STROUD OIL PROPERTIES, INC.,
an Oklahoma corporation

	By:	/s/ Patrick J. Noyes
Name: Patrick J. Noyes
Title: President & Chief Executive Officer

MANAGEMENT:	STROUD ENERGY MANAGEMENT, LTD.,
a Texas limited partnership

	By:	Stroud Oil Properties, Inc., an Oklahoma corporation, its general partner

	By:	/s/ Patrick J. Noyes
Name: Patrick J. Noyes
Title: President & Chief Executive Officer

STROUD LTD.:	STROUD ENERGY, LTD.,
a Texas limited partnership

	By:	Stroud Energy Management, Ltd.,
a Texas limited partnership,
its general partner

		By:	Stroud Oil Properties, Inc.,
an Oklahoma corporation,
its general partner

		By:	/s/ Patrick J. Noyes
Name: Patrick J. Noyes
Title: President & Chief Executive
Officer

NEWCO:	STROUD ENERGY, INC.,
a Delaware corporation

	By:	/s/ Patrick J. Noyes
Patrick J. Noyes, President

OWNERS OF SOP:	/s/ Bruce F. Braden
Bruce F. Braden

/s/ Christopher A. Wright
Christopher A. Wright

/s/ Elizabeth S. Wright
Elizabeth S. Wright

/s/ Robert S. Colman
Robert S. Colman, Trustee of the Robert S. Colman Trust u/d/t 3/18/85

/s/ Robert S. Colman
Robert S. Colman, Trustee, Edwin W. Colman Children’s Trust FBO Robert S. Colman

/s/ Daniel I. Kemper
Daniel I. Kemper, Trustee, Daniel I. Kemper Family Trust

/s/ Rockwell A. Schnabel
Rockwell A. Schnabel

/s/ Marna Schnabel
Spouse of Rockwell A. Schnabel, joining for the limited purposes set forth in Section 6.13

/s/ Patrick J. Noyes
Patrick J. Noyes

/s/ Cindy Noyes
Spouse of Patrick J. Noyes, joining for the limited purposes set forth in Section 6.13

/s/ Edward H. Schweitzer
Edward H. Schweitzer

/s/ Chris A. Schweitzer
Spouse of Edward H. Schweitzer, joining for the limited purposes set forth in Section 6.13

OWNERS OF MANAGEMENT:	/s/ Gregory P. Smith
Gregory P. Smith

/s/ Linda K. Smith
Spouse of Gregory P. Smith, joining for the limited purposes set forth in Section 6.13

/s/ Patrick J. Noyes
Patrick J. Noyes

/s/ Cindy Noyes
Spouse of Patrick J. Noyes, joining for the limited purposes set forth in Section 6.13

/s/ Christopher L. Hammack
Christopher L. Hammack

/s/ Gregory D. Frazier
Gregory D. Frazier

/s/ Stephen M. Clark
Stephen M. Clark

/s/ Connie S. Clark
Spouse of Stephen M. Clark, joining for the limited purposes set forth in Section 6.13

/s/ G. Christopher Veeder
G. Christopher Veeder

/s/ Priscilla Veeder
Spouse of G. Christopher Veeder, joining for the limited purposes set forth in Section 6.13

OWNERS OF STROUD LTD.:		STROUD OIL PROPERTIES, INC.,
an Oklahoma corporation

	By:	/s/ Patrick J. Noyes
Name: Patrick J. Noyes
Title: President & Chief Executive Officer

/s/ Bruce F. Braden
Bruce F. Braden

/s/ Robert S. Colman
Robert S. Colman, Trustee of the Robert S. Colman
Trust u/d/t 3/18/85

/s/ Christopher A. Wright
Christopher A. Wright

/s/ Elizabeth S. Wright
Elizabeth S. Wright

ENCAP ENERGY CAPITAL FUND IV, L.P.

By:	EnCap Equity Fund IV GP, L.P., General Partner of EnCap Energy Capital Fund IV, L.P.
By:	EnCap Investments L.P., General Partner of EnCap Equity Fund IV GP, L.P.
By:	EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

By:	/s/ David B. Miller
David B. Miller, Senior Managing Director

ENCAP IV-B ACQUISITIONS, L.P.

By:	EnCap IV-B Acquisitions GP, LLC, General Partner of EnCap IV-B Acquisitions, L.P.
By:	EnCap Energy Capital Fund IV-B, L.P., Sole Member of EnCap IV-B Acquisitions GP, LLC
By:	EnCap Equity Fund IV GP, L.P., General Partner of EnCap Energy Capital Fund IV-B, L.P.
By:	EnCap Investments L.P., General Partner of EnCap Equity Fund IV GP, L.P.
By:	EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

By:	/s/ David B. Miller
David B. Miller, Senior Managing Director

ADDITIONAL OWNER OF MANAGEMENT:	NOYES FAMILY PARTNERSHIP

	By:	/s/ Patrick J. Noyes
Patrick J. Noyes, Partner